                                 AMENDMENT NO. 1

                                       TO

                           SECOND AMENDED AND RESTATED
                    MASTER ADMINISTRATIVE SERVICES AGREEMENT

     The Second Amended and Restated Master Administrative Services Agreement (the "Agreement"), dated July 1, 2006, by and between A I M Advisors, Inc., a Delaware corporation, and AIM Growth Series, a Delaware statutory trust, is hereby amended as follows:

     WHEREAS, the parties desire to amend the Agreement to add six new portfolios - AIM Independence Now Fund, AIM Independence 2010 Fund, AIM Independence 2020 Fund, AIM Independence 2030 Fund, AIM Independence 2040 Fund and AIM Independence 2050 Fund;

     NOW, THEREFORE, the parties agree as follows:

     Appendix A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   "APPENDIX A
                                       TO
                    MASTER ADMINISTRATIVE SERVICES AGREEMENT
                                       OF
                                AIM GROWTH SERIES

PORTFOLIOS                                    EFFECTIVE DATE OF AGREEMENT
----------                                    ---------------------------
AIM Basic Value Fund                          June 5, 2000
AIM Conservative Allocation Fund              April 30, 2004
AIM Global Equity Fund                        November 4, 2003
AIM Growth Allocation Fund                    April 30, 2004
AIM Income Allocation Fund                    October 31, 2005
AIM Independence Now Fund                     January 31, 2007
AIM Independence 2010 Fund                    January 31, 2007
AIM Independence 2020 Fund                    January 31, 2007
AIM Independence 2030 Fund                    January 31, 2007
AIM Independence 2040 Fund                    January 31, 2007
AIM Independence 2050 Fund                    January 31, 2007
AIM International Allocation Fund             October 31, 2005
AIM Mid Cap Core Equity Fund                  September 1, 2001
AIM Moderate Allocation Fund                  April 30, 2004
AIM Moderate Growth Allocation Fund           April 29, 2005
AIM Moderately Conservative Allocation Fund   April 29, 2005
AIM Small Cap Growth Fund                     September 11, 2000"

     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated: January 31, 2007

                                        A I M ADVISORS, INC.


Attest:                                 By:
        -----------------------------       ------------------------------------
        Assistant Secretary                 Philip A. Taylor
                                            President

(SEAL)


                                        AIM GROWTH SERIES


Attest:                                 By:
        -----------------------------       ------------------------------------
        Assistant Secretary                 Philip A. Taylor
                                            President

(SEAL)


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